Exhibit T3.B3

ARTICLES OF ASSOCIATION
(as amended by special resolutions passed on 26 July 2020 and 17 August 2022 respectively)

OF

SunPower Manufacturing Corporation Limited

Incorporated the 8th day of July 2015

CERTIFIED TRUE COPY
For and on behalf of
Dentons Secretarial Services (Hong Kong) Limited

Authorised Signature(s)
Dentons Secretarial Services (Hong Kong) Limited
Company Secretary
Date: 01/09/2022

No. 2260542

[COPY]

COMPANIES REGISTRY

CERTIFICATE OF INCORPORATION

I hereby certify that

SunPower Manufacturing Corporation Limited

is this day incorporated in Hong Kong under the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), and that this company is a limited company.

Issued on 8 July 2015.

(Sd.) Ms. Ada L L CHUNG

Ms. Ada L L CHUNG
Registrar of Companies
Hong Kong Special Administrative Region

Note:
Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

Company No.: 2260542

THE COMPANIES ORDINANCE

(CHAPTER 622)

SPECIAL RESOLUTION

OF

SunPower Manufacturing Corporation Limited

PASSED ON THE 17TH DAY OF AUGUST 2022

By resolutions in writing of the sole shareholder of SunPower Manufacturing Corporation Limited (the "**Company**") pursuant to the articles of association of the Company passed on 17 August 2022, the following resolution was duly passed as a special resolutions of the Company:-

Amendments to the Memorandum and Articles of Association of the Company

1. ***Calls*** – The following Article 30A to be inserted immediately after Article 30:

"Notwithstanding anything contained in the Memorandum of Association or the Articles of Association of the Company, the restrictions set out in Article 30 shall not in apply respect of any share that has been mortgaged or otherwise provided as security to any relevant person."

2. ***Forfeiture*** - The following Article 33A to be inserted immediately after Article 33:

"Notwithstanding anything contained in the Memorandum of Association or the Articles of Association of the Company, any share that has been mortgaged or otherwise provided as security to any relevant person shall be exempt from the provisions of these Articles relating to forfeiture."

3. ***Lien*** - The following Article 38A to be inserted immediately after Article 38:

"Notwithstanding anything contained in the Memorandum of Association or the Articles of Association of the Company, the Company and/or its directors shall not be entitled to exercise any lien provided for in these Articles in respect of any share that has been mortgaged or otherwise provided as security to any relevant person."

Filing of Amendments

The company secretary of the Company be and is hereby authorised to file the amendment with the Hong Kong Companies Registry in accordance with the Companies Ordinance and to take any and all other actions which may be necessary or desirable to give effect to the aforementioned resolutions.

For and on behalf of
Maxeon Solar Technologies, Ltd.

(SD.) Jeffrey William Waters

Name: Jeffrey William Waters
Title: Director

Company No.: 2260542

THE COMPANIES ORDINANCE

(CHAPTER 622)

SPECIAL RESOLUTION

OF

SunPower Manufacturing Corporation Limited

PASSED ON THE 26TH DAY OF JULY 2020

By resolutions in writing of the sole member of SunPower Manufacturing Corporation Limited (the "**Company**") pursuant to article 67 of the articles of association of the Company and the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) passed on 26 July 2020, the following resolution was duly passed as special resolutions of the Company:-

"**THAT** the Articles of Association of the Company be amended as follows:

1. **ARTICLE 2(1)**

The following paragraph is to be inserted immediately after the paragraph "**Register**":

""**relevant person**" means:

(a) any person to whom any share of the Company has been mortgaged or charged; or

(b) any nominee, agent and/or trustee of a person referred to in (a) above; or

(c) any person who acquires any interest in any share of the Company from any of the persons referred to in (a) or (b) above;".

2. **ARTICLE 46(1)**

Article 46(1) is to be deleted in its entirety and is to be replaced by the following:

"(1) Subject to Article 46(6), the Directors may at any time at their absolute discretion decline to register any transfer of any share whether or not it is a fully paid share."

3. **ARTICLE 46(6)**

The following new Article 46(6) is to be inserted immediately after Article 46(5) as follows:

"(6) Notwithstanding anything to the contrary contained in these Articles, the Directors shall not decline to register any transfer of shares, or unreasonably delay, or suspend the registration of any transfer of shares, where such transfer is to a relevant person. A certificate by a relevant person or any officer of a relevant person certifying that any share which is being transferred was or has been mortgaged or charged shall be conclusive evidence of that fact."

4. **ARTICLE 38**

Article 38 be deleted in its entirety and be replaced by the following:

"38. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies outstanding in respect of such share, whether presently payable or not, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a Member, whether singly or jointly

with any other person or persons, for all the debts and liabilities whether liquidated or not of such Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the same shall have fallen due for payment or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not, and such lien shall extend to all dividends from time to time declared on such share and shall have priority over all debts, obligations, engagements and liabilities of such Member to or with any other person notwithstanding that any such last mentioned debt, obligation, engagement or liability was incurred or undertaken prior in date to any debt, obligation, engagement or liability to the Company and notwithstanding that the Company had full notice thereof. The Directors may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article."

(Sd.) Jerry William Waters
For and on behalf of
Maxeon Solar Technologies, Ltd.
(formerly known as
Maxeon Solar Technologies, Pte. Ltd.)

THE COMPANIES ORDINANCE (CHAPTER 622)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

(as amended by special resolutions passed on 26 July 2020 and 17 August 2022 respectively)

OF

SunPower Manufacturing Corporation Limited

1. **Company Name**
The name of the company is SunPower Manufacturing Corporation Limited.

2. **Members' Liabilities**
The liability of the members is limited.

3. **Liabilities or Contributions of Members**
The liability of the members is limited to any amount unpaid on the shares held by the members.

4. **Share Capital and Initial Shareholdings (on the company's formation)**

The share capital and initial shareholdings on the company's formation are as follows:-

Name of Founder Member	Number of Shares Taken	Total Amount of Share Capital
SunPower Corporation 77 Rio Robles, San Jose California 95134 USA	1,000 Ordinary shares	HKD1,000.00
Total:	1,000 Ordinary shares	HKD1,000.00

PRELIMINARY

1. The articles in the model articles for private companies limited by shares prescribed in Schedule 2 to the Companies (Model Articles) Notice (Chapter 622H of the Laws of Hong Kong) shall not apply to the Company.

INTERPRETATION

2. (1) In these Articles, save where the context otherwise requires:-

accounting reference period means the period by reference to which the financial year is to be determined pursuant to Section 368 of the Ordinance;

associated company means—
  - (a) a subsidiary of the Company;
  - (b) a holding company of the Company; or
  - (c) a subsidiary of such a holding company;

Auditor means the auditor for the time being of the Company;

Board or ***Directors*** means the directors for the time being of the Company or the directors present at a duly convened meeting of directors at which a quorum is present;

Company means the above named Company;

company records means any register, index, agreement, memorandum, minutes or other documents required by the Ordinance to be kept by the Company, but does not include accounting records;

dividend includes bonuses, distributions in specie and in kind, capital distributions and capitalisation issues;

fully paid, in relation to a share, means the price at which the share was issued has been fully paid to the Company;

Members means the members for the time being of the Company;

month means calendar month;

Office means the registered office for the time being of the Company;

Ordinance means the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) together with its subsidiary legislation, and includes every other ordinance incorporated therewith or substituted therefor;

paid up means paid or credited as paid;

Register means the register of members of the Company;

relevant person means:
  - (a) any person to whom any share of the Company has been mortgaged or charged; or
  - (b) any nominee, agent and/or trustee of a person referred to in (a) above; or
  - (c) any person who acquires any interest in any share of the Company from any of the persons referred to in (a) or (b) above

Seal means the common seal of the Company or any official seal that the Company may have as permitted by the Ordinance;

Secretary means the secretary for the time being of the Company;

these Articles means the Articles of Association in their present form or as altered from time to time.

(2) Unless the context otherwise requires, words or expression contained in these Articles shall bear the same meaning as in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the Company.

(3) In these Articles, if not inconsistent with the subject or context, words importing the singular number only shall include the plural number and vice versa, and words importing any gender shall include all genders and vice versa.

(4) Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.

(5) Any provision of these Articles that refers (in whatever words) to:-

(a) the Members;

(b) a majority of Members; or
(c) a specified number or percentage of Members,

shall, unless the context otherwise requires, apply with necessary modifications where the Company has only one person as a Member.

(6) Any provision of these Articles that refers (in whatever words) to

(a) the Directors;
(b) the Board;
(c) a majority of the Directors; or
(d) a specified number or percentage of the Directors,

shall, unless the context otherwise requires, apply with necessary modifications where the Company has only one Director.

PRIVATE COMPANY

3. The Company is a private company and accordingly—

(1) a Member's right to transfer shares of the Company is restricted in the manner hereinafter prescribed;

(2) the number of Members (excluding persons who are employees of the Company, and persons who were Members while being employees of the Company and who continue to be Members after ceasing to be such employees) shall be limited to 50 PROVIDED that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be regarded as one Member; and

(3) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

OFFICE

4. The Office shall be at such place in Hong Kong as the Directors shall from time to time appoint.

POWERS

5. The Company shall have all the capacity, rights, powers and privileges of a natural person of full age.

SHARES

6. (1) Subject to the provisions of Sections 140 and 141 of the Ordinance and save as provided by contract or these Articles to the contrary, the Directors may allot, grant rights to subscribe for, or otherwise deal with or dispose of shares to such persons, at such times, for such consideration and generally upon such terms and conditions as they think proper. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

(2) The Company may give such financial assistance for purposes of acquiring shares as is not prohibited by the Ordinance subject to the requirements of the Ordinance.

7. The Company may issue shares subject to different conditions in respect of the amount of calls to be paid and the time of payment of such calls.

8. If by the conditions of allotment of any shares the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to

the Company by the person who for the time being is the registered holder of the shares, or his legal personal representative.

9. (1) Subject to Division 4 of Part 5 of the Ordinance, the Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the Member. The redemption of shares may be effected upon such terms and in such manner as the Company before or upon issue of the shares shall by ordinary resolution determine.

(2) Subject to Division 4 of Part 5 of the Ordinance, the Company may buy back its own shares (including redeemable shares).

(3) Subject to Division 4 of Part 5 of the Ordinance, the Company may make a payment in respect of the redemption or buy-back under Subdivision 6 of Division 4 of Part 5 of the Ordinance of its own shares otherwise than out of its distributable profits or the proceeds of a fresh issue of shares made for the purpose of the redemption or buy-back.

10. Subject to the provisions of these Articles, the Company shall not, except as required by law, be bound by or required in any way to recognise any contingent, future, partial or equitable interest in any share or in any fractional part of a share, or any other right in respect of any share, or any other claim to or in respect of any such share on the part of any person (even when having notice thereof) except an absolute right to the entirety thereof in the registered holder.

11. The Company may in connection with the issue of any shares exercise all powers of paying interest out of capital and of paying commission and brokerage conferred or permitted by the Ordinance.

12. Other than the founder member(s), no person shall become a Member until he has agreed to become a Member and his name shall have been entered into the Register.

MAXIMUM NUMBER OF SHARES

13. There is no limit on the number of shares of any class which the Company may issue.

ALTERATION OF SHARE CAPITAL

14. The Company may alter its share capital in any one or more of the following ways in accordance with the Ordinance:

(1) increase its share capital by allotting and issuing new shares in accordance with Division 2 of Part 4 of the Ordinance;

(2) increase its share capital without allotting and issuing new shares, if the funds or other assets for the increase are provided by the Members;

(3) capitalise its profits, with or without allotting and issuing new shares;

(4) allot and issue bonus shares with or without increasing its share capital;

(5) convert all or any of its shares into a larger or smaller number of shares; or

(6) cancel shares —

(a) that, at the date the resolution for cancellation is passed, have not been taken or agreed to be taken by any person; or

(b) that have been forfeited.

REDUCTION OF SHARE CAPITAL

15. The Company may reduce its share capital:

    (1) by special resolution supported by a solvency statement in accordance with Subdivision 2 of Division 3 of Part 5 of the Ordinance; or

    (2) by special resolution confirmed by the Court under Subdivision 3 of Division 3 of Part 5 of the Ordinance.

16. A reserve arising from the reduction of share capital in accordance with Article 15 is to be regarded for the purposes of Part 6 of the Ordinance as realised profit, which is subject to anything to the contrary in —

    (1) an order of, or undertaking given to, the Court;

    (2) the resolution for, or any other resolution relevant to, the reduction of share capital; or

    (3) these Articles.

REDENOMINATION OF SHARE CAPITAL

17. The Company may by ordinary resolution convert its share capital or any class of shares from one currency to another currency on more than one occasion or at a specified time or in specified circumstances.

MODIFICATION OF RIGHTS

18. (1) All or any of the rights attached to any class of shares in the capital of the Company for the time being may, at any time, be altered or abrogated either with the consent in writing of the holders of not less than three-fourths of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class, and all the provisions contained in these Articles relating to general meetings shall apply with the necessary modifications to every such meeting, but so that the quorum thereof shall be a person or persons personally present and holding or representing by proxy one-third of the issued shares of the class.

    (2) The foregoing provisions of this Article shall apply to the variation or abrogation of the rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class, the rights whereof are to be varied.

19. The special rights conferred upon the holders of any shares or such class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

JOINT HOLDERS OF SHARES

20. Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship, subject to the following provisions:

    (1) the Company shall not be bound to register more than three persons as the holders of any shares except in the case of the legal personal representative of a deceased Member;

    (2) the joint holders of any shares shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such shares;

(3) on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such shares, but the Directors may require such evidence of death as they may deem fit;

(4) any one of such joint holders may give effectual receipts for any dividend, return of capital or other payment in the share;

(5) the Company shall treat the person whose name stands first in the Register as one of the joint holders of any shares as solely entitled to delivery of the certificate relating to such shares, or to receive notices from the Company, and to attend and vote at general meetings of the Company, and any notice given to such person shall be deemed notice to all the joint holders; but any of such joint holders may be appointed as a proxy of the persons entitled to vote on behalf of such joint holders, and as a proxy to attend and vote at general meetings of the Company. If more than one of such joint holders be present at any meeting personally or by proxy that one so present whose name stands first in the Register in respect of such shares shall alone be entitled to vote in respect thereof;

(6) anything to be agreed or specified by the joint holders for the purposes of these Articles or the Ordinance shall be deemed to be specified or agreed by all joint holders upon the agreement or specification of the holder whose name appears first in the Register; and

(7) unless the joint holders agree among themselves as to whose name will appear first in the Register, the Company shall be at liberty to decide the same at its sole and absolute discretion.

SHARE CERTIFICATES

21. Every person whose name is entered as a Member in the Register shall be entitled without payment to receive within two months after allotment or lodgement of an instrument of transfer duly stamped (or within such other period as the conditions of issue may provide) one certificate for all his shares of any particular class, or several certificates, each for one or more of his shares, upon payment of such fee, not exceeding five dollars or such smaller sum for every certificate after the first, as the Directors shall from time to time determine, provided that in the event of a Member transferring part of the shares represented by a certificate in his name a new certificate in respect of the balance thereof shall be issued in his name without payment and, in the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares of any particular class registered in their joint names.

22. If the Company has adopted a Seal, every share certificate can be either executed with its Seal in accordance with Article 116 or without the Seal in accordance with Article 119 as the Directors may decide. if the Company does not adopt a Seal, every share certificate shall be executed in accordance with Article 119. Each share certificate shall specify the number and class of shares, and, if required, the distinctive numbers thereof comprised therein, the amount paid up thereon and, if appropriate, whether such shares carry no voting rights. No certificate shall be issued in respect of more than one class of shares. If there shall be more than one class of shares then each certificate of every class shall state thereon that the share capital is divided into different classes.

23. If any share certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced as the Directors shall require, and in case of wearing out or defacement, on delivery up of the old certificate, and in case of destruction or loss, on the execution of such indemnity (if any), as the Directors may from time to time require. In case of destruction or loss, the person to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of such indemnity.

CALLS ON SHARES

24. (1) The Directors may from time to time make such calls as they think fit upon the Members in respect of all monies unpaid on their shares but subject always to the terms of issue of such shares, and any such call may be made payable by instalments.

(2) Each Member shall, subject to receiving at least fourteen days' notice specifying the time or times and place for payment, pay to the person and at the time and place appointed by the Directors, the amount called on his shares and at the time or times and place so specified. The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, any of the Members shall not invalidate the call.

25. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed. A call may be revoked, varied or postponed as the Directors may determine.

26. If any part of a sum called in respect of any shares or any instalment of a call be not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall be liable to pay interest on the outstanding part thereof at such rate as the Directors shall determine from the day appointed for the payment of such call or instalment to the time of discharge thereof in full; but the Directors may, if they shall think fit, waive the payment of such interest or any part thereof.

27. If, by the terms of the issue of any shares or otherwise, any amount is made payable upon allotment or at any fixed time, every such amount shall be payable as if it were a call duly made and payable on the date on which by the terms of the issue the same becomes payable; and all the provisions thereof with respect to the payment of calls and interest thereon, or to the forfeiture of shares for non-payment of calls, shall apply to every such amount and the shares in respect of which it is payable in the case of non-payment thereof.

28. The Directors may, if they shall think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him; and upon all or any of the monies so paid in advance the Directors may (until the same would, but for such payment in advance, become presently payable) pay interest at such rate as may be agreed upon between the Member paying the monies in advance and the Directors. The Directors may also at any time repay the amount so advanced or any part thereof.

29. On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member being sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution making the call is duly recorded in the Minute Book; and that notice of such call was duly given to the Member being sued in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

30. No Member shall, unless the Directors otherwise determine, be entitled to receive any dividend, or, subject to the Ordinance, to receive notice of or to be present or vote at any general meeting, either personally or (save as proxy for another Member) by proxy, or to exercise any privileges as a Member, or be reckoned in a quorum, until he shall have paid all calls or other sums for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

30A. Notwithstanding anything contained in the Memorandum of Association or the Articles of Association of the Company, the restrictions set out in Article 30 shall not in apply respect of any share that has been mortgaged or otherwise provided as security to any relevant person.

FORFEITURE

31. If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring him to pay so much of the call or instalment as is unpaid together with interest accrued and any expenses incurred by reason of such non-payment.

32. The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which such call or instalment or part thereof and all interest accrued and expenses incurred by reason of such non-payment are to be paid, and it shall also name the place where payment is to be made, such place being either the Office, or some other place at which calls of the Company are usually made payable. The notice shall also state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.

33. If the requirements of any such notice as aforesaid be not complied with, any shares in respect of which such notice has been given may, at any time thereafter before the payment required by the notice had been made, be forfeited by a resolution of the Directors to that effect, and any such forfeiture shall extend to all dividends declared in respect of the shares so forfeited but not actually paid before such forfeiture. The Directors may so far as the law permits accept from any Member a surrender of his shares or any part thereof as a compromise of any dispute or in lieu of forfeiture on such terms as may be agreed upon between such Member and the Company and in such case references in these Articles to forfeiture shall include surrender.

33A. Notwithstanding anything contained in the Memorandum of Association or the Articles of Association of the Company, any share that has been mortgaged or otherwise provided as security to any relevant person shall be exempt from the provisions of these Articles relating to forfeiture.

34. Any shares so forfeited shall be deemed for the purposes of this Article to be the property of the Company, and may be sold, re-allotted or otherwise disposed of either subject to or discharged from all calls made or instalments due prior to the forfeiture, to any person, upon such terms and in such manner and at such time or times as the Directors think fit. For the purpose of giving effect to any such sale or other disposition the Directors may authorise some person to transfer the shares so sold or otherwise disposed of to the purchaser thereof or any other person becoming entitled thereto.

35. The Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

36. Any person whose shares have been forfeited shall thereupon cease to be the holder of any such shares but shall notwithstanding be and remain liable to pay to the Company all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon from the time of forfeiture until payment at such rate as the Directors shall think fit and without any deduction or allowance for the value of the shares at the time of forfeiture, and the Directors may enforce the payment of such monies or any part thereof and may waive payment of such interest wholly or in part.

37. When any shares have been forfeited an entry shall be made in the Register recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of an entry shall also be made of the manner and date of the sale or disposal thereof.

LIEN

38. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies outstanding in respect of such share, whether presently payable or not,

and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a Member, whether singly or jointly with any other person or persons, for all the debts and liabilities whether liquidated or not of such Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the same shall have fallen due for payment or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not, and such lien shall extend to all dividends from time to time declared on such share and shall have priority over all debts, obligations, engagements and liabilities of such Member to or with any other person notwithstanding that any such last mentioned debt, obligation, engagement or liability was incurred or undertaken prior in date to any debt, obligation, engagement or liability to the Company and notwithstanding that the Company had full notice thereof. The Directors may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article.

38A. Notwithstanding anything contained in the Memorandum of Association or the Articles of Association of the Company, the Company and/or its directors shall not be entitled to exercise any lien provided for in these Articles in respect of any share that has been mortgaged or otherwise provided as security to any relevant person.

39. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death, bankruptcy or winding up or otherwise by operation of law or court order.

40. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien existed so far as the same are presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares so sold to the purchaser thereof.

41. A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

42. (1) Save where the Company has only one Member, shares shall be transferable subject as hereinafter mentioned:

(a) the person proposing to transfer shares ("**the transferor**") shall give notice in writing ("**transfer notice**") to the Directors that he proposes to transfer the shares. The transfer notice shall specify the sum that the transferor fixes as the fair value as well as other terms of transfer, and shall constitute the Directors as his agent for the sale of the shares in the manner hereinafter provided;

(b) within fifteen days following the receipt of the transfer notice, the Directors shall notify all the other holders of the same class of shares of the proposed transfer by forwarding a copy of the transfer notice to such holders;

(c) such holders of the same class of shares shall have fifteen days from the date of posting to them of such transfer notice to advise the Directors whether they wish to accept all or any of the offered shares at the price and upon the terms stated in the transfer notice, and in the event of competition such advice shall be deemed to relate (as nearly as may be) to such number of shares as is proportionate to their existing holding of shares in that class. If any difficulties arise in the apportionment of any such shares, the same shall be determined by the Directors as they think fit;

(d) if not all of the shares referred to in the transfer notice are accepted by the holders of the same class of shares in a manner set out in sub-clause (c), the Directors shall thereupon offer such all or remaining shares to holders of shares in any other class at the same price and on the same terms as herein contained. The provisions of sub-clauses (b) and (c) shall be repeated with the necessary modifications with regard to holders of shares in any other class so that the Directors shall be required to notify such holders, as provided in sub-clause (b), within fifteen days of the expiration of the period in sub-clause (c);

(e) where the shares comprised in the transfer notice have been offered to all holders of shares in accordance with the foregoing sub-clauses, and there is only one holder of shares in the Company who has signified his intention to accept the offered shares upon the terms stated in the transfer notice but at a different price, that person shall have the right to request the Auditor of the Company to determine a fair price for the shares on a "going concern" basis as at the date of the transfer notice, calculated as between a willing seller and a willing buyer at arm's length. In making any such determination the Auditor shall be deemed to be acting as experts and not as arbitrators and the expenses of the Auditor in making any such determination shall be borne by that person requesting such determination;

(f) in the event that the price determined by the Auditor as the fair price for the shares is less than the price stated in the transfer notice, the transferor shall thereupon be obliged to re-offer the shares to all the Members at that price in the manner hereinbefore provided and the provisions of sub-clauses (b) to (d) shall apply with the necessary modifications in respect of any such offer;

(g) if any Member signifies his intention to accept the offered shares at the price and upon the terms stated in the transfer notice, such Member shall pay the price thereof within sixty days from either the date of such acceptance or the date of the granting of all governmental approvals required to complete the purchase of such shares, whichever is the later. Upon payment of the price, the transferor shall forthwith execute a transfer and do all such things as he alone can do to transfer the shares to the aforesaid Member;

(h) if the shares shall have been offered by the transferor to the Members in the manner hereinbefore provided and such Members shall not have advised the Directors of their intention to purchase all of the shares within the period aforesaid, then such Members shall be deemed to have declined to accept the shares not otherwise taken up as hereinbefore provided, and the transferor may then proceed to sell and transfer the balance of such shares to any person at a price not less than the price stated in the transfer notice forwarded to Members within one month after the expiration of the offer period pursuant to the provisions of the preceding sub-clauses (c) to (f), whichever is later;

(i) notwithstanding the provisions of the preceding sub-clauses (a) to (h), the transferor may, with the prior consent of all other Members in writing obtained within one month before the date of sale or transfer, sell and transfer all or any

of his shares to any person at a price agreed upon between him and the transferee.

(2) The instrument of transfer of any shares shall be in writing and shall be executed by or on behalf of the transferor and by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

43. Every instrument of transfer shall be lodged at the Office for registration accompanied by the certificate relating to the shares to be transferred and such other evidence as the Directors may require in relation thereto. All instruments of transfer which shall be registered shall be retained by the Company but, save where fraud is suspected, any instrument of transfer which the Directors may decline to register shall, on demand, be returned to the person depositing the same.

44. There shall be paid to the Company in respect of the registration of a transfer and of any Grant of Probate or Letters of Administration, Certificate of Marriage or Death, Power of Attorney or other document relating to or affecting the title to any share or the making of any entry in the Register affecting the title to any share such fee (if any) as the Directors may from time to time require or prescribe.

45. Subject to the provisions of Section 632 of the Ordinance, the Register may be closed at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares provided always that such closure shall not be more than thirty days in any year. Any transfer made while the Register is closed shall, as between the Company and the person claiming under the transfer (but not otherwise), be considered as made immediately after the re-opening of the Register.

46. (1) Subject to Article 46(6), the Directors may at any time at their absolute discretion decline to register any transfer of any share whether or not it is a fully paid share.

(2) The Directors may also decline to register any transfer unless:

(a) the instrument of transfer is in respect of only one class of shares;

(b) in the case of a transfer to joint holders, the number of joint holders to whom the shares are to be transferred does not exceed three; and

(c) the shares concerned are free of any lien in favour of the Company.

(3) If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

(4) Within twenty-eight days after the receipt of a request for provision of a statement of the reasons for the refusal to register a transfer by the Company from the transferor or the transferee, the Directors shall send such statement to the person who made such request, or register the transfer.

(5) The registration of a transfer shall be conclusive evidence of the approval by the Directors of the transfer.

(6) Notwithstanding anything to the contrary contained in these Articles, the Directors shall not decline to register any transfer of shares, or unreasonably delay, or suspend the registration of any transfer of shares, where such transfer is to a relevant person. A certificate by a relevant person or any officer of a relevant person certifying that any share which is being transferred was or has been mortgaged or charged shall be conclusive evidence of that fact.

TRANSMISSION OF SHARES

47. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

48. (1) Any committee of a lunatic Member, and any person becoming entitled to a share in consequence of the death, bankruptcy or liquidation of a Member may, upon such evidence being produced as may from time to time properly be required by the Directors that he sustains the character in respect of which he purports to act under this Article or of his title and that he is entitled to act, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

(2) If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall execute a transfer of the share in favour of that person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by the Member.

(3) If the Directors refuse to register the person so becoming entitled as holder of the share or his nominee as the transferee thereof, they shall, within two months after the date on which the notice in writing was received by the Company, send to that person notice of the refusal.

(4) Within twenty-eight days after the receipt of a request for provision of a statement of the reasons for the refusal to register a transmission by the Company from the person so becoming entitled, the Directors shall send such statement to the person who made such request, or register the transmission.

49. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company:

PROVIDED always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with.

GENERAL MEETINGS

50. (1) Save where the Company is a subsidiary of a public company at any time during the financial year, the Company must subject to the provisions of this Article 50, in respect of each financial year, hold a general meeting as its annual general meeting within nine months after the end of its accounting reference period (in addition to any other meetings held during the period), except where:

(a) everything that is required to be done at the meeting is done by a written resolution and copies of the financial statements, directors' report and auditor's

report that are required to be laid or produced at the meeting are provided to each Member on or before the circulation date of the written resolution;

(b) the Company has only one Member;

(c) the Company has dispensed with the holding of annual general meetings by a written resolution or a resolution at a general meeting passed by all Members; or

(d) the Company is a dormant company under Section 5(1) of the Ordinance.

(2) If the Company is a subsidiary of a public company at any time during the financial year, the Company must, in respect of each financial year, hold an annual general meeting within six months after the end of its accounting reference period (in addition to any other meetings held during the period), except where any of the aforesaid (a) to (d) of Article 50(1) applies.

(3) Subject to Article 50, the annual general meeting shall be held at such time and place as the Directors shall appoint.

(4) In respect of the first accounting reference period of the Company which is longer than twelve months, the Company must hold its annual general meeting within the following period:

(a) in the case of the Company not being a subsidiary of a public company at any time during the financial year, within nine months after the anniversary of the Company's incorporation or three months after the end of that accounting reference period, whichever is the later; or

(b) in the case of the Company being a subsidiary of a public company at any time during the financial year, within six months after the anniversary of the Company's incorporation or three months after the end of that accounting reference period, whichever is the later.

(5) If the Company has by a Directors' resolution shortened its accounting reference period, the Company must hold its annual general meeting within the following period:

(a) in the case of the Company not being a subsidiary of a public company at any time during the financial year, within nine months after the end of the shortened accounting reference period or three months after the date of the Directors' resolution, whichever is the later; or

(b) in case of the Company being subsidiary of a public company at any time during the financial year, within six months after the end of the shortened accounting reference period or three months after the date of the Directors' resolution, whichever is the later.

51. The Directors may, whenever they think fit, and shall, on requisition by Members in accordance with the Ordinance, proceed to convene a general meeting. The provisions of the Ordinance shall apply to any requisition and to any failure by the Directors to convene a general meeting when so requisitioned.

NOTICE OF GENERAL MEETINGS

52. An annual general meeting shall be called by twenty-one days' notice in writing at the least, and a general meeting of the Company other than an annual general meeting shall be called by fourteen days' notice in writing at the least. The notice shall:

(1) specify the date and time of the meeting;

(2) specify the place of the meeting (and if the meeting is to be held in two or more places, the principal place of the meeting and the other place or places of the meeting);

(3) state the general nature of the business to be dealt with at the meeting;

(4) in case of a notice calling an annual general meeting, state that the meeting is an annual general meeting;

(5) if a resolution (whether or not a special resolution) is intended to be moved at the meeting —

   (a) include notice of the resolution; and

   (b) (where the Company is not a wholly owned subsidiary) include or be accompanied by a statement containing the information and explanation, if any, that is reasonably necessary to indicate the purpose of the resolution.

The notice shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Articles or the Ordinance, entitled to receive such notices from the Company:

PROVIDED that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed:

(1) in the case of an annual general meeting, by all the Members entitled to attend and vote thereat; and

(2) in the case of any other general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding at least ninety-five per cent of the total voting right at the meeting of all the Members.

53. The accidental omission to give notice of a meeting or (in cases where an instrument of proxy is sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

54. No business, save the election of a Chairperson of the meeting, shall be transacted at any general meeting, unless a quorum is present when the meeting proceeds to business. Save where the Company has only one Member, two Members present in person or by proxy shall be a quorum for all purposes. If the Company has only one Member, that Member present in person or by proxy shall be a quorum of a general meeting of the Company.

55. Meetings may be held in Hong Kong or at such other place or places in the world as the Directors may determine. A general meeting may be held at two or more places using any technology that enables the Members who are not together at the same place to listen, speak and vote at the meeting.

56. The Chairperson (if any) of the Board or, in his absence, a Deputy Chairperson (if any) shall preside as Chairperson at every general meeting. If there is no such Chairperson or Deputy Chairperson, or if at any meeting neither the Chairperson nor a Deputy Chairperson is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairperson, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairperson if willing to act, if no Director is present, or if each of the Directors present declines to act as Chairperson, the persons present and entitled to vote shall elect one of their number to be Chairperson of the meeting. A proxy may be elected to be Chairperson of the meeting by a resolution of the Company passed at the meeting.

57. If within fifteen minutes from the time appointed for the meeting a quorum be not present, the meeting, if convened upon a requisition as specified in Article 51, shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time

and place, or to such other day, time and place as the Chairperson of the meeting may determine. If at such adjourned meeting a quorum be not present within fifteen minutes from the time appointed for the meeting, the Members present in person or by proxy shall be a quorum.

58. The Chairperson of any general meeting at which a quorum is present may, with the consent of the meeting, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place or without specifying the time and place; but no business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place, unless due notice thereof is given or such notice is waived in the manner prescribed by these Articles. When a meeting is adjourned for thirty days or more or without specifying the time and place, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or the business to be transacted thereat. Where a meeting is adjourned without specifying the time and place, such time and place for the adjourned meeting shall be fixed by the Directors.

VOTING

59. (1) At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless, before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll, a poll is demanded by:

(a) the Chairperson of the meeting;

(b) at least two Members present in person or by proxy and entitled to vote; or

(c) any Member or Members present in person or by proxy and representing in the aggregate not less than five per cent of the total voting rights of all Members having the right to attend and vote at the meeting.

(2) If a Member appoints more than one proxy, the proxies so appointed shall not be entitled to vote on the resolution on a show of hands.

(3) If, before or on the declaration of the result on a show of hands at the meeting, the Chairperson of the meeting knows from the proxies received by the Company that the result on a show of hands will be different from that on a poll, the Chairperson shall demand a poll.

(4) Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairperson that a resolution has, on a show of hands, been carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive evidence of the fact without proof of the number of the votes recorded for or against such resolution.

60. A demand for a poll may be withdrawn only with the approval of the meeting. If a poll be directed or demanded in the manner above mentioned it shall (subject to the provisions of Article 62) be taken at such time (being not later than seven days after the date of the demand) and in such manner as the Chairperson of the meeting may appoint. No notice need be given of a poll not taken immediately. The result of such poll shall be deemed for all purposes to be the resolution of the meeting at which the poll was so directed or demanded.

61. In the case of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the Chairperson of the meeting shall be entitled to a second or casting vote.

62. A poll on any business may be demanded other than:

(1) the election of a Chairperson of the meeting; or

(2) the adjournment of the meeting.

63. (1) No objection shall be made to the validity of any vote except at the meeting or poll at which such vote shall be tendered and every vote whether given personally or by proxy not disallowed at such meeting or poll shall be deemed valid for all purposes whatsoever of such meeting or poll.

(2) In case of any dispute as to voting, the Chairperson shall determine the same, and such determination shall be final and conclusive.

64. Subject to any special rights or restrictions for the time being attaching to any special class of shares, on a show of hands every Member who is present in person or by proxy shall be entitled to one vote only, and, in the case of a poll, every Member present in person or by proxy shall be entitled to one vote for each share held by him.

65. On a poll, votes may be given either personally or by proxy and a Member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

66. A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person in the nature of a committee, receiver or guardian appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands (except if more than one proxy are appointed) or on a poll. If any Member be a minor, he may vote on a show of hands or a poll by his guardian or one of his guardians who may give their votes personally or by proxy.

MEMBERS' WRITTEN RESOLUTION

67. Subject to the provisions of the Ordinance, a written resolution signed by all the Members entitled to vote on the resolution on the circulation date and at the time that the first copy of the resolution is sent (or, being corporations, by their duly authorised representatives), before the end of twenty-eight days beginning on the circulation date shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such written resolution sent by or on behalf of a Member shall be deemed to be his signature to such written resolution for the purposes of this Article. Such written resolution may be sent to each Member for signature in turn or may consist of several documents, each signed by one or more Members.

68. A resolution may be proposed as a written resolution by the Directors or a Member.

69. The Company must circulate the resolution proposed as written resolution by the Directors to all the Members at its own expense in hard copy form or in electronic form not more than twenty-one days after the proposed written resolution is made by the Directors.

70. A Member may request the Company to circulate a resolution that may properly be moved and proposed as a written resolution by a Member. A Member who proposes a resolution as written resolution may request the Company to circulate with the resolution a statement of not more than one thousand words on the subject matter of the resolution. Such request may be sent by a Member to the Company in hard copy form or in electronic form. Nonetheless, each Member may only request the Company to circulate one such statement with respect to the resolution. The Company must circulate the resolution proposed as written resolution and any statement mentioned aforesaid to all Members of the Company at its own expense, in hard copy form or in electronic form or by making them available on the Company's website, if any, not more than twenty-one days after receipt of such requests to do so, from Members of the Company representing not less than five per cent of the total voting rights of all the Members entitled to vote on the resolution. The Company or a person who claims to be aggrieved may apply to the Court and if the Court is satisfied that the rights are being abused or being used to secure needless publicity for defamatory matter, the Company shall not be bound to circulate a statement mentioned aforesaid.

71. Members shall signify their agreement to a resolution proposed as written resolution and send it back to the Company either in hard copy form or electronic form.

72. Where the Company has only one Member and that Member takes any decision that may be taken by the Company in general meeting and that has effect as if agreed by the Company in general meeting, the Member shall (unless that decision is taken by way of a written resolution agreed in accordance with Section 548 of the Ordinance) provide the Company with a written record of that decision within seven days after the decision is made.

PROXIES

73. (1) A proxy need not be a Member of the Company. A Member may appoint separate proxies to represent respectively the number of the shares held by the Member that is specified in their instruments of appointment.

(2) An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may accept which must enable a Member, according to his intention, to instruct the proxy to vote in favour or against (or in default of instructions, to exercise the proxy's discretion in respect of) each resolution with business to be transacted at the meeting, and to confer authority to demand or concur in demanding a poll and to include power to act generally at the meeting for the person giving the proxy and any adjournment thereof. No instrument appointing a proxy shall be valid except for the meeting mentioned therein and any adjournment thereof. Subject thereto, the instrument appointing a proxy may be in hard copy form or in electronic form, if the Company so agrees.

74. The instrument appointing a proxy made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the instrument appointing a proxy shall be signed by the appointor, or his duly authorised attorney in writing or, if such appointor be a corporation, under its common seal or signed by such officer, attorney or other person duly authorised in that behalf or in any other manner authorised by its constitution.

75. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall if in hard copy form, be deposited at the Office, or if in electronic form, be received at an electronic address specified by or on behalf of the Company for the purpose of receiving it in electronic form, in:

(1) the notice convening the meeting; or

(2) any instrument appointing a proxy issued by the Company in relation to the meeting; or

(3) any invitation to appoint a proxy issued by the Company in relation to the meeting,

at least forty-eight hours before the time fixed for holding the meeting at which the person named in such instrument proposes to vote or, in the case of a poll taken more than forty-eight hours after it was demanded, not less than twenty-four hours before the time appointed for taking the poll; otherwise the person so named shall not be entitled to vote in respect thereof except with the approval of the Chairperson of the meeting. In calculating the aforesaid periods, no account shall be taken of any part of a day that is a public holiday.

76. Any Member may by power of attorney appoint any person to be his attorney for the purpose of voting at any meeting, and such power may be a special power limited to any particular meeting or a general power extending to all meetings at which such Member is entitled to vote. Every such power shall be deposited at the Office at least forty-eight hours before being acted upon. Any reference in these Articles to a Member shall include reference to his attorney validly appointed in accordance with this Article.

77. (1) An instrument of proxy may be revoked by forwarding to the Office written notification of such revocation signed by or on behalf of the person who issued or authorised the issue of the instrument of proxy.

(2) A vote given in accordance with the terms of an instrument of proxy or power of attorney shall be valid notwithstanding the previous death or insanity of the donor of the power of attorney or the Member appointing the proxy, or revocation of the proxy or power of attorney, or transfer of the shares in respect of which the vote is given, provided that no intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office twenty-four hours at least before the time fixed for holding the meeting, or adjourned meeting, or the taking of the poll, at which the instrument of proxy is to be used.

CORPORATIONS ACTING BY REPRESENTATIVES

78. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

DIRECTORS

79. The first directors of the Company shall be nominated in writing by the founder member(s) of the Company.

80. Unless and until otherwise determined by an ordinary resolution of the Company, the Directors shall not be less than one in number, and there shall be no maximum number of Directors. Save where the Company is a member of a group of companies of which a listed company is a member, at least one of the Directors must be a natural person. If the Company is a member of a group of companies of which a listed company is a member, all the Directors must be natural persons.

81. A Director need not hold any shares in the Company. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

DIRECTORS' REMUNERATION

82. The remuneration of the Directors shall from time to time be determined by the Company in general meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

POWERS OF DIRECTORS

83. Subject to the provisions of the Ordinance, these Articles and to any directions given by special resolution, the business and affairs of the Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by any other Article, and a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

84. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents for the Company, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment and delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation,

but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

85. The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

86. Subject to and to the extent permitted by the Ordinance, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a Branch Register of Members resident in such territory, and the Directors may make and vary such regulations as they may think fit in respect of the keeping of any such Branch Register.

87. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

88. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures including, subject to Sections 140 and 141 of the Ordinance, convertible debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT AND REMOVAL OF DIRECTORS

89. The Company may by ordinary resolution remove any Director notwithstanding anything in these Articles or in any agreement between him and the Company (but without prejudice to any right to damages for termination of such agreement not in accordance with the terms thereof), and may, if thought fit, by ordinary resolution, appoint another person in his stead, but any person so appointed shall hold office only so long as the Director in whose place he is appointed would have held the same if he had not been removed.

90. If and for so long as the Company has only one Member and that Member is the sole Director, the Company may in general meeting, notwithstanding anything in these Articles, nominate a person (other than a body corporate) who has attained the age of eighteen years as a reserve Director of the Company to act in the place of the sole Director in the event of his death.

91. The Company may, without prejudice to the powers of the Directors under Article 92, from time to time, by ordinary resolution appoint new Directors either to fill a casual vacancy or as an addition to the existing Directors, and change any minimum or maximum number of Directors specified in Article 80, or prescribe such minimum or maximum if there be none so specified.

92. The Directors shall have power, exercisable at any time and from time to time, to appoint any other person as a Director, either to fill a casual vacancy or as an addition to the Board.

93. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose. If there shall be no Directors able or willing to act, then any Member may summon a general meeting or propose a resolution as written resolution for the purpose of appointing Directors.

94. Subject to the provisions of the Ordinance, the Company must not agree to grant a Director a service contract under which the Director undertakes personally to perform services, as Director or otherwise, for the Company or for a subsidiary of the Company or services that the Director undertakes personally to perform as Director or otherwise, are to be made available by a third party to the Company or to a subsidiary of the Company; and includes the terms of a person's appointment as Director under which the guaranteed term of employment of the Director with the Company exceeds or may exceed three years, except with the prescribed approval of the Members in accordance with Division 4 of Part 11 of the Ordinance. This Article applies to contract with a Director to act as Managing Director pursuant to Article 102.

In contravention of the above, such provision in the service contract shall be void to the extent of the contravention and the Company is entitled to terminate the service contract at any time by giving reasonable notice to the Director.

ALTERNATE DIRECTORS

95. Each Director may by written notification to the Company nominate any other person approved by a majority of his co-Directors to act as alternate Director in his place and, at his discretion, remove such alternate Director by written notification to the Company. The alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company; and each alternate Director, whilst acting as such, shall exercise and discharge all the functions, powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any written resolution of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor. Any person appointed as an alternate Director shall vacate his office as such alternate Director as and when the Director by whom he has been appointed removes him or vacates office as Director. An alternate Director shall not be an agent of the Director who appoints him and the Director who appoints an alternate Director shall not be vicariously liable for any tort committed by the alternate Director appointed by him while acting in the capacity of alternate Director.

DISQUALIFICATION OF DIRECTORS

96. A person shall cease to be a Director:

(1) if he becomes prohibited by law or court order from being a Director;

(2) if a receiving order or, in the case of a company, a winding up order is made against him or he makes any arrangement or composition with his creditors;

(3) if he becomes a lunatic or of unsound mind or all the other Directors shall unanimously resolve that he is physically or mentally incapable of performing the functions of Director;

(4) if he resigns his office by notice in writing to the Company given, by leaving it at the Office or by sending it to the Company in hard copy form or in electronic form, in accordance with Section 464(5) of the Ordinance;

(5) if he is removed by an ordinary resolution of the Company in accordance with the provisions of these Articles;

(6) if he shall have absented himself (such absence not being absence with leave or on the affairs of the Company) from meetings of the Directors for three months in succession and the Directors shall have resolved that his office shall be vacated; or

(7) if he is convicted of an arrestable offence.

DIRECTORS' INTERESTS

97. A Director may hold any other office or place of profit under the Company (other than the office of Auditor), and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director, for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intending Director shall be disqualified by his office from contracting with the Company, nor shall any contract or arrangement entered into by or on behalf of the Company in which any Director or intending Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit, remuneration or other benefits of such Director holding that office, or of any fiduciary relationship thereby established.

98. A Director who is in any way, whether directly or indirectly, interested in a transaction, arrangement or contract, or a proposed transaction, arrangement or contract with the Company that is significant in relation to the Company's business, and whose interest is material, shall declare the nature and extent of his interest in accordance with the provisions of the Ordinance. A general notice given to the Directors by a Director to the effect that he has an interest (as member, officer, employee or otherwise) in a body corporate or firm specified in the notice, or that he is connected with a person specified in the notice (other than a body corporate or firm), and is to be regarded as interested in any transaction, arrangement or contract that may, after the effective date of the notice, be entered into or made with that specified body corporate or firm or person, shall, for the purposes of this Article, be deemed to be a sufficient disclosure of interest in relation to any transaction, arrangement or contract. Within fifteen days after the day on which the Company receives a general notice, the Company must send a copy of such notice to the other Directors of the Company.

99. If and for so long as the Company has only one Member and the Company enters into a transaction, arrangement or contract (other than transaction, arrangement or contracts entered into in the ordinary course of the Company's business) with that Member and that Member is also a Director of the Company, the Company shall, unless the transaction, arrangement or contract is in writing, record the terms of the transaction, arrangement or contract in a written memorandum within seven days after the transaction, arrangement or contract is made and the memorandum shall be kept at the same place where the books containing the minutes of the meetings of the Directors are kept.

100. A Director may vote as a Director in regard to any transaction, arrangement or contract in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted and he shall be taken into account in determining a quorum when any such transaction, arrangement or contract is under consideration.

101. A Director may hold office as a director in or as manager of any other company in which the Company is a member or is otherwise interested, and (subject to any agreement with the Company to the contrary) shall not be liable to account to the Company for any remuneration or other benefits receivable by him from such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Board thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them as directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any Director of the Company may vote in favour of the exercise of such voting rights other than his own appointment or the arrangement of the terms thereof, in manner aforesaid.

MANAGING DIRECTORS AND OTHER APPOINTMENTS

102. The Directors may, from time to time, appoint one or more of their number to be Managing Director or Joint Managing Director of the Company, or to hold such office in the management, administration or conduct of the business of the Company as they may decide, and for such period and upon such terms and for such remuneration as the Directors shall

think fit, and the Directors may also, from time to time (subject to the provisions of any agreement between him or them and the Company) remove him or them from office, and appoint another or others in his or their place or places.

103. A Managing Director or a Joint Managing Director (subject to the provisions of any agreement between him as Managing Director or a Joint Managing Director and the Company) shall be subject to the same provisions as to resignation and removal as the other Directors of the Company, and shall immediately cease to be Managing Director or Joint Managing Director if he shall cease to hold the office of Director.

104. The Directors may, from time to time, entrust to and confer upon any Managing Director, Joint Managing Director or Director holding any other office in the management, administration or conduct of the business of the Company, such of the powers exercisable under these Articles by the Directors as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions and with such restrictions as they may consider expedient, and may confer such powers collaterally with, or to the exclusion of; and in substitution for, all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

105. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Save where the Company has only one Director, until otherwise determined by the Board, two Directors shall constitute a quorum. If the Company has only one Director, the quorum for a Board Meeting shall be one. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairperson of the meeting shall have a second or casting vote. A Director or the Secretary may, at any time, summon a meeting of the Directors.

106. If the Company has only one Director and that Director takes any decision that may be taken in a meeting of the Directors and that has effect as if agreed in a meeting of the Directors, the sole Director shall (unless that decision is taken by way of a written resolution) provide the Company with a written record of that decision within seven days after the decision is made.

107. Notice of a meeting of Directors shall be deemed to be duly given to a Director if it is given to him personally in writing or by word of mouth or sent to him at his last known address or any other address given by him to the Company for this purpose. A Director may consent to short notice of and may waive notice of any meeting and any such waiver may be retrospective.

108. The Directors may elect a Chairperson of the Board and determine the period for which he is to hold office; but if no such Chairperson be elected, or if at any meeting the Chairperson be not present within fifteen minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairperson of such meeting.

109. (1) A written resolution signed by a simple majority of the Directors for the time being shall be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A written notification of confirmation of such written resolution sent by a Director shall be deemed to be his signature to such written resolution for the purposes of this Article. Such written resolution may be sent to each Director for signature in turn or may consist of several documents, each signed by one or more Directors. The signature of a Director may be given by his Alternate.

(2) Any Director or member of a committee of Directors may participate in a meeting of the Directors or such committee by means of telephone or other audio or video communication device or means of communication whereby all persons attending or participating in the meeting are able to hear each other. The person or persons

participating in the meeting in the aforesaid manner shall be deemed for all purposes to be present in person at such meeting.

110. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Directors generally.

111. The Directors may, from time to time, appoint committees consisting of such persons as they think fit, and may delegate any of their powers to any such committee and, from time to time, revoke any such delegation and discharge any such committee wholly or in part. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may, from time to time, be imposed upon it by the Directors. Any such committee shall be properly constituted even if it consists of one person.

112. The meetings and proceedings of any such committee consisting of two or more members shall be governed with the necessary modifications by the provisions of these Articles regulating the meetings and proceedings of the Directors insofar as the same are not superseded by any regulations made by the Directors under the last preceding Article.

113. All acts done in good faith by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors, shall, notwithstanding that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or that they or any of them were disqualified, or had vacated office, be as valid as if every such person had been duly appointed and was qualified and continued to be a Director.

COMPANY RECORDS

114. The Company must adequately record for future reference the information required to be contained in any company records.

115. The Directors shall ensure that the Company keeps the following records for at least ten years from the date of the resolution, meeting or decision, as the case may be:

(1) minutes of all proceedings of general meetings and meetings of the Directors and committees;

(2) copies of all resolutions of Members passed otherwise than at general meetings;

(3) copies of all resolutions of Directors passed otherwise than at meetings of Directors;

(4) copies of all resolutions of committees passed otherwise than at meetings of committees;

(5) all written records provided to the Company by a sole Member in accordance with Article 72; and

(6) all written records provided to the Company by a sole Director in accordance with Article 106.

Any such minutes of any general meeting or any meeting of the Directors, or any committee, or of the Company, if purporting to be signed by the Chairperson of such meeting, or by the Chairperson of the next meeting, are evidence of the proceedings at the meeting.

SEAL

116. The Directors may procure a common seal to be made for the Company, and shall provide for the safe custody thereof. Unless otherwise determined by the Directors, if the Company has a common seal, the Seal shall not be affixed to any document except by the authority of a resolution of the Directors or a committee of the Directors and every document to which the Seal shall be affixed shall be signed by one Director or some other person appointed by the Directors for the purpose.

117. If the Company has a common seal, the Company may exercise all the powers of having official seals conferred by the Ordinance and such powers shall be vested in the Directors.

EXECUTION OF DOCUMENTS

118. If the Company has a common seal and chooses to execute a document under the Seal, the Seal must be affixed in accordance with Article 116.

119. Whether or not the Company has a Seal, in the event that a document is executed in the manner as set out below and expressed to be executed by the Company, the document shall have effect as if it has been executed by the Company under its common seal:

    (1) where the Company has only one Director, by that sole Director; or

    (2) where the Company has two or more Directors,

        (a) by the two Directors or any two of the Directors; or

        (b) any of the Directors and the Secretary of the Company.

120. The Company may execute a document as a deed by:

    (1) executing it in accordance with Articles 116 or 119;

    (2) having it expressed (in whatever words) to be executed by the Company as a deed; and

    (3) delivering it as a deed.

SECRETARY

121. The Company shall have a secretary. The Secretary may be appointed by the Directors far such term, at such remuneration and upon such conditions as the Directors may think fit and the Secretary so appointed may at any time be removed from office by the Directors. A Director may be the Secretary except where the Company has only one Director:

    (1) that sole Director cannot also be the Secretary of the Company; and

    (2) the Company cannot have as its Secretary a body corporate the sole director of which is the sole Director of the Company.

122. A provision of the Ordinance, Companies (Winding up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

DIVIDENDS AND RESERVES

123. (1) The Company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

    (2) No distribution (as defined in Section 290 of the Ordinance) shall be made save in accordance with the provisions of Part 6 of the Ordinance.

124. The Directors may, if they think fit, from time to time, pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential or special rights in regard to dividend, and

provided that the Directors act in good faith, they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay at half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the profits justify the payment.

125. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at their like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

126. No dividend shall be payable except out of the profits available for distribution of the Company, and no dividend shall bear interest as against the Company.

127. The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts and liabilities in respect of which the lien exists.

128. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights in respect of such dividend between the transferors and transferees of any such shares. The provisions of this Article shall apply with the necessary modifications to capitalisations to be effected in pursuance of these Articles.

129. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

130. Unless otherwise directed, any dividend or other monies payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the Register in respect of joint holding, or addressed to such person at such address as the holder or joint holders shall direct. The Company shall not be liable or responsible for any cheque or warrant lost in transmission nor for any dividend or other monies lost to the Member or person entitled thereto by the forged endorsement of any cheque or warrant. Payment of the cheque or warrant by the banker on whom it is drawn shall be a good discharge to the Company.

131. The Directors may, with the sanction of the Company in general meeting, distribute in specie or in kind among the Members in satisfaction in whole or in part of any dividend any of the assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled.

132. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed, and all dividends unclaimed for two years after having been declared may be forfeited by the Directors and shall revert to the Company. The payment into a separate account of any monies payable in respect of a share shall not constitute the Company a trustee in respect thereof for any person.

CAPITALISATION OF RESERVES, ETC.

133. The Company in general meeting may upon the recommendation of the Directors resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sums be set free for distribution amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such Members respectively or paying up in full unissued shares or debentures or other obligations of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportions aforesaid, or partly in one way and partly in the other, and the Directors shall give effect to such resolution.

134. Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto.

135. For the purpose of giving effect to any resolution under Articles 131 and 133, the Directors may settle any difficulty which may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed or that fractions of such value as the Directors may determine may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalised fund as may seem expedient to the Directors.

FINANCIAL STATEMENTS AND AUDITOR

136. (1) The Directors shall cause proper accounting records to show and explain the Company's transactions; to disclose with reasonable accuracy at any time the financial position and financial performance; and to enable the Directors to ensure the financial statements comply with the Ordinance.

(2) The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any accounting records of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting or pursuant to a court order.

137. The Directors shall from time to time, in accordance with the provisions of the Ordinance, cause to be prepared and to be laid before the Company in general meeting, or be sent to Members under Section 430 of the Ordinance such financial statements, consolidated financial statements (if any) and reports as are required by the Ordinance.

138. A copy of any financial statements which is to be laid before the Company in general meeting, together with a copy of the directors' report and a copy of the auditors' report, shall, not less than twenty-one days before the date of the meeting, be sent to every Member of, and every holder of debentures of, the Company and to all persons other than Members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company:

PROVIDED that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures.

139. Auditor shall be appointed and its duties regulated in the manner provided by the Ordinance.

140. If by virtue of Section 612(2) of the Ordinance, the Company is not required to hold an annual general meeting in respect of a financial year, save where the Company has only one Member, the deeming reappointment of Auditor of the Company under Section 403(1) of the Ordinance shall not be applied to the Company and actual re-appointment of Auditor of the Company by the Members shall be required.

NOTICES

141. Any notice or other document may be served or delivered by the Company upon any Member by any of the following means subject to and to such extent permitted by and in accordance with the Ordinance:

(1) personally;

(2) by sending it through the post in a properly prepaid letter, envelope or wrapper addressed to a Member at his registered address as appearing in the Register or specified for the purpose, or regarded under a provision of the Ordinance as having been so specified for the purpose;

(3) by hand to such address as aforesaid;

(4) by transmitting it by electronic means to an address specified for the purpose by a Member generally or specifically, or regarded under a provision of the Ordinance as having been so specified for the purpose; or

(5) by making it available on the Company's website (if any), provided that, in each case, a Member has agreed, generally or specifically, to the Company communicating with such Member in such manner and the agreement has not been revoked.

The signature to any notice to be given by the Company may be written or printed.

142. Each Member shall, from time to time, notify in writing to the Company some place which shall be deemed his registered address within the meaning of the last preceding Article.

143. Any notice or document given or issued by or on behalf of the Company;

(1) If sent by post shall be deemed to have been received on the second business day after the day on which the envelope or wrapper containing the same is put in the post. In proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put in the post as prepaid mail or prepaid airmail (as the case may be);

(2) if not sent by post but delivered or left at the address referred to in Article 142 by the Company, shall be deemed to have been received on the day it was so delivered or left;

(3) if sent by electronic means, shall be deemed to have been received at the time when the notice or document is transmitted electronically provided that no notification that the electronic communication has not reached its recipient has been received by the sender, except that ally failure in transmission beyond the sender's control shall not invalidate the effectiveness of the notice or document being served; and

(4) if made available on the Company's website, shall be deemed to have been served on the day on which the notice or document is published on the Company's website to which the entitled person may have access.

144. A Member may, within twenty-eight days after the date of receiving from the Company a notice or document, otherwise than in hard copy form, request the Company to send or supply to the Member the notice or document in hard copy form. The Company must, upon receiving such request from a Member, in accordance with the Ordinance, send or supply to such Member such notice or document in hard copy form, free of charge.

145. A notice or document may be given by the Company to the persons entitled to a share In consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Hong Kong supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

146. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(1) every Member;

(2) every person entitled to a share in consequence of the death or bankruptcy of a Member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting;

(3) every Director; and

(4) the Auditor.

No other person shall be entitled to receive notices of general meetings.

147. Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope or wrapper, addressed to the Company or to such officer at the Office.

148. The Directors may from time to time specify the form and manner in which a notice, proxy or agreement to written resolution or other documents may be given to the Company by electronic means, including one or more addresses for the receipt of communications by electronic means generally or specifically, and may prescribe such procedures as they think fit for verifying the authenticity or integrity of any such communication. A notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the Directors.

149. Subject to any special provisions contained in these Articles or in the Ordinance, all notices required to be given by advertisement shall be advertised in at least one daily Chinese and one daily English newspaper in Hong Kong.

150. In reckoning the period for any notice given under these Articles, the day on which notice is served, or deemed to be served and the day for which such notice is given shall be excluded.

COMPANY AMALGAMATION

151. The Company may amalgamate with one or more of its wholly owned subsidiaries in a vertical amalgamation or the Company may amalgamate with another wholly owned subsidiary or subsidiaries of its holding company in a horizontal amalgamation in accordance with the provisions of the Ordinance.

152. For the purpose of Article 151, the Directors are authorised to make written statements or take such other steps as may be required by the Ordinance in relation to the amalgamation of companies.

WINDING UP

153. If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the Members in proportion to the capital which at the commencement of the winding up is paid up on the shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them

respectively. This Article is, however, to be subject to the rights of any shares which may be issued on special terms or conditions.

154. If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members of different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY AND INSURANCE

155. Every Director or former Director may be indemnified out of the Company's assets against any liability incurred by him to a person other than the Company or an associated company of the Company in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or associated company (as the case may be).

156. The indemnity provided under Article 155 does not cover:

(1) any liability of the Director to pay:

(a) a fine imposed in criminal proceedings; or

(b) a sum payable by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; or

(2) any liability incurred by the Director:

(a) in defending criminal proceedings in which the Director is convicted;

(b) in defending civil proceedings brought by the Company, or an associated company of the Company, in which judgment is given against the Director;

(c) in defending civil proceedings brought on behalf of the Company by a Member or of an associated company of the Company, in which judgment is given against the Director;

(d) in defending civil proceedings brought on behalf of an associated company of the Company by a member of the associated company or by a member of an associated company of the associated company, in which judgment is given against the Director; or

(e) in connection with an application for relief under Sections 903 or 904 of the Ordinance in which the court refuses to grant the Director relief.

157. A reference in Article 156(2) to a conviction, judgment or refusal of relief is a reference to the final decision in the proceedings.

158. For the purposes of Article 157, a conviction, judgment or refusal of relief:

(1) if not appealed against, becomes final at the end of the period for bringing an appeal; or

(2) if appealed against, becomes final when the appeal, or any further appeal, is disposed of.

159. For the purposes of Article 158(2), an appeal is disposed of if:

(1) it is determined, and the period for bringing any further appeal has ended; or

(2) it is abandoned or otherwise ceases to have effect.

160. Every Secretary, former Secretary, officer, former officer, Auditor, former Auditor and agent of the Company may be indemnified out of the assets of the Company against any liability incurred by him in relation to the Company or associated companies in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 358 of the predecessor Ordinance as in force from time to time before the commencement date of the Ordinance or Sections 903 or 904 of the Ordinance in which relief is granted to him by the Court.

161. The Directors may decide to purchase and maintain insurance, at the expense of the Company, for a Director, a former Director, a Secretary, a former Secretary, an officer, a former officer, an Auditor, a former Auditor and an agent of the Company or of an associated company, against — (a) any liability to any person in connection with any negligence, default, breach of duty or breach of trust (except for fraud) in relation to the Company or associated company (as the case may be); or (b) any liability incurred in defending any proceedings (whether civil or criminal) for any negligence, default, breach of duty or breach of trust (including fraud) in relation to the Company or associated company (as the case may be).